Exhibit 10.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 17, 2019, is entered into by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "Borrower"), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the "General Partner"), the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the "Administrative Agent").

RECITALS

A.    The Borrower, the General Partner, the Subsidiary Guarantors (collectively, the "Credit Parties"), the several lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are party to the Second Amended and Restated Credit Agreement, dated as of December 15, 2017 (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.

B.    The Borrower has requested that the Lenders amend the Credit Agreement and the Lenders are willing to consent to such amendments to the Credit Agreement on the terms and subject to conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

Effective upon the First Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

(a)    The following definitions are hereby inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:

"First Amendment" means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of December 17, 2019, among the Credit Parties, the Administrative Agent and the Lenders party thereto.

"First Amendment Effective Date" means December 17, 2019.

(b)    The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

""Consolidated EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for any Person and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, (iii) depreciation and amortization of property, plant and equipment and intangible assets, and (iv) cash and non-cash extraordinary, unusual or non-recurring expenses or losses incurred during such period other than in the ordinary course of business, provided that the amount of cash expenditures added back as a result of this clause (iv) shall not exceed $50,000,000 for such period, minus (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) income tax credits and refunds (to the extent not netted from tax expense), (iii) any cash payments made during such period in respect of items described in clause (b)(iv) subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, it being understood that the related non-cash items described in clause (b)(iv) may still be added back to Consolidated Net Income, and (iv) extraordinary, unusual or non-recurring income or gains realized during such period other than in the ordinary course of business. For purposes of the Consolidated MLP Total Leverage Ratio and the Consolidated Borrower Total Leverage Ratio, Consolidated EBITDA (x) shall be adjusted on a Pro Forma Basis for (1) any Permitted Acquisition which is in excess of $25,000,000 or (2) Asset Dispositions which, individually or in the aggregate, are in excess of $25,000,000 and (y) may be adjusted on a Pro Forma Basis for any Permitted Acquisition which individually is less than $25,000,000 but, when taken together with all other Permitted Acquisitions, is in excess of $25,000,000."

""Consolidated Net Income" means, for any period, the net income of any Person and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, in calculating Consolidated Net Income of any Person (the "CNI Person") and its Subsidiaries for any period, there shall be excluded (i) [Reserved], (ii) net after-tax gains or losses attributable to Asset Dispositions, (iii) the net income or loss of any Person which is not a Subsidiary of such CNI Person and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to such CNI Person or any Subsidiary of such CNI Person, (iv) the net income of any Subsidiary of such CNI Person to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation, (v) the net after-tax gains or losses attributable to the early extinguishment of Indebtedness, (vi) the net after-tax gains or losses attributable to the early termination of any Hedge Agreement,

(vii) unrealized gains or losses attributable to any Hedge Agreement and (viii) the cumulative effect of any changes in accounting principles."

(c)    Article I of the Credit Agreement is hereby amended by adding the following new Section 1.8 at the end thereof:

"Section 1.8 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time."

(d)    Article XIII of the Credit Agreement is hereby amended by adding the following new Section 13.26 at the end thereof:

"Section 13.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 12.25, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i)    a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D)."

ARTICLE II
CONDITIONS OF EFFECTIVENESS

2.1 The amendments set forth in ARTICLE I shall become effective as of the date (the "First Amendment Effective Date") when, and only when, each of the following conditions precedent shall have been satisfied:

(a)    The Administrative Agent shall have received an executed counterpart of this Amendment from each of the Credit Parties and Lenders constituting the Required Lenders.

(b)    The Borrower shall have paid all fees and expenses due with this Amendment and under the other Loan Documents required to have been paid on or prior to the effectiveness of this Amendment, including all fees, charges and disbursements of counsel to the Administrative Agent.

(c)    Both immediately before and after giving effect to this Amendment, each of the representations and warranties contained in Article III herein shall be true and correct as of the First Amendment Effective Date, with the same effect as if made on and as of such date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of the Credit Parties hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents qualified as to materiality are true and correct in all respects and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all respects (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date), (ii) this Amendment has been duly authorized, executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law) (iii) such Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance by such Person of this Amendment, (iv) the execution, delivery and performance of this Amendment and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to such Credit Party where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the amendments contemplated hereby.

ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION

Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

ARTICLE V
MISCELLANEOUS

5.1    Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

5.2    Loan Document. As used in the Credit Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and the other Loan Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein, and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except to the extent expressly set forth herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and shall continue in full force and effect. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3    Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.4    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7    Counterparts; Integration. This Amendment may be executed and delivered via facsimile or other electronic method of transmission with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

AMERIGAS PROPANE, L.P., as Borrower

By:    /s/ Ann P. Kelly
Name: Ann P. Kelly
Title: VP - Finance and Chief Financial Officer

AMERIGAS PROPANE, INC., as Guarantor

By:    /s/ Ann P. Kelly
Name: Ann P. Kelly
Title: VP - Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:    /s/ Patrick Engel
Name: Patrick Engel
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Kimberly Miller
Name: Kimberly Miller
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:    /s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:    /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:    /s/ Helen D. Davis
Name: Helen D. Davis
Title: Authorized Officer

TRUIST BANK, FORMERLY KNOWN AS BRANCH BANKING AND TRUST COMPANY, as a Lender

By:    /s/ Ryan T. Hamilton
Name: Ryan T. Hamilton
Title: Senior Vice President

CITIBANK N.A., as a Lender

By:    /s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

CITIZENS BANK, N.A. (as successor by merger to CITIZENS BANK OF PENNSYLVANIA), as a Lender

By:    /s/ David W. Dinella
Name: David W. Dinella
Title: Senior Vice President

PNC BANK, N.A., as a Lender

By:    /s/ Alex Rolfe
Name: Alex Rolfe
Title: Vice President

TD Bank, N.A., as a Lender

By:    /s/ Shannon Batchman
Name: Shannon Batchman
Title: Executive Director

The Bank of New York Mellon, as a Lender

By:    /s/ Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Director

BNP Paribas, as a Lender

By:    /s/ Joseph Onischuk
Name: Joseph Onischuk
Title: Managing Director

By:    /s/ Nicolas Anberree
Name: Nicolas Anberree
Title: Vice President

Manufacturers and Traders Trust Company, as a Lender

By:    /s/ Nick Richards
Name: Nick Richards
Title: Vice President